     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000


================================================================================

                                             REGISTRATION NO. 333-______________




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         VIASOURCE COMMUNICATIONS, INC.
      --------------------------------------------------------------------
      (Exact Name of Registrant as Specified in its Governing Instruments)

          NEW JERSEY                                            22-2966853
------------------------------                              -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                     200 EAST BROWARD BOULEVARD, SUITE 2100
                         FORT LAUDERDALE, FLORIDA 33301
                                  800-683-0253
--------------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 CRAIG A. RUSSEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     200 EAST BROWARD BOULEVARD, SUITE 2100
                         FORT LAUDERDALE, FLORIDA 33301
                                  800-683-0253
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

            VIASOURCE COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN
              VIASOURCE COMMUNICATIONS, INC. 2000 STOCK OPTION PLAN
              TELECORE, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                        COPIES OF ALL COMMUNICATIONS TO:

                                 --------------

                                BRADLEY D. HOUSER
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600




                                          CALCULATION OF REGISTRATION FEE
================================== ================== =========================== ================== ===============
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
            TITLE OF                   AMOUNT TO           OFFERING PRICE PER         AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED     BE REGISTERED (1)            SHARE(3)           OFFERING PRICE (2)     FEE
================================== ================== =========================== ================== ===============
Common Stock, no par value         5,658,840 shares             $8.15625             $46,154,914        $12,185
================================== ================== =========================== ================== ===============

(1) Includes 2,240,350 shares issuable under the Viasource Communications, Inc. 1999 Stock Incentive Plan, 2,235,294 shares issuable under the Viasource Communications, Inc. 2000 Stock Option Plan and 1,183,196 shares issuable under the TeleCore, Inc. 1999 Stock Option/Stock Issuance Plan.

(2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plans.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is the average of the high and low price per share of the Common Stock on August 18, 2000.

               Total Number of Sequentially Numbered Pages: _____
              Exhibit Index on Sequentially Numbered Page: ______


================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the stock option plans of Viasource Communications, Inc. and its subsidiaries (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof will be available to participants in the Plans, without charge, upon written or oral request. Any such request should be directed to Patrick M. Ahern, Executive Vice President of Human Capital, Viasource Communications, Inc., 200 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33301, Telephone 800-683-0253.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Viasource Communications, Inc. (the "Registrant") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Final Prospectus dated August 18, 2000 which forms part of the Registrant's Registration Statement on Form S-1 (Regis. No. 333-38476); and

         (b) The description of the Registant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 14, 2000 and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by New Jersey law, our certificate of incorporation contains a provision that eliminates the personal liability of directors or officers to us or our shareholders for damages for breaches of any duty, except where the director's acts or omissions (i) were in breach of the director's or officer's duty of loyalty to us or our shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by the director or officer of an improper personal benefit. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under New Jersey law.

         Our certificate of incorporation also generally provides that we shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of Viasource, by reason of the fact that he (i) is or was a director, officer, employee or agent of ours,
(ii) is or was serving at our request as a director, officer, employee or agent of another entity, or (iii) is or was serving at our request as a fiduciary of an employee benefit plan, against expenses incurred by the person in connection with such proceeding. We will not indemnify a person who did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests, or with respect to any criminal action or proceeding, who had reasonable cause to believe that the conduct involved was unlawful.

         We will pay the expenses incurred by an indemnifiable person in advance of the final disposition of any action, suit or proceeding described above if the person agrees in advance to repay the amounts if it is determined that the person is not entitled to indemnification under New Jersey law.

         New Jersey law also permits us to purchase insurance and we have purchased and maintain directors' and officers' liability insurance coverage. In general, such insurance provides coverage for payment on behalf of directors and certain of our officers of amounts they are legally obligated to pay because of covered risks for which we are not required or permitted to indemnify them.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

  EXHIBIT
   NUMBER              DESCRIPTION
   ------              -----------

     3.1  --   Amended and Restated Certificate of Incorporation of the
               Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 -- Regis. No.
               333-38476).

     3.2  --   By-Laws of the Registrant (incorporated by reference to Exhibit
               3.2 of the Registrant's Registration Statement on Form S-1 --
               Regis. No. 333-38476).

     4.1  --   Form of certificate of Common Stock of the Registrant
               (incorporated by reference to Exhibit 4.1 of the Registrant's
               Registration Statement on Form S-1 -- Regis. No. 333-38476).

     5.1  --   Opinion of Akerman, Senterfitt & Eidson, P.A.

    10.1  --   Viasource Communications, Inc. 1999 Stock Incentive Plan
               (incorporated by reference to Exhibit 10.5(a) of the Registrant's
               Registration Statement on Form S-1 -- Regis. No. 333-38476).

    10.2  --   Viasource Communications, Inc. 2000 Stock Option Plan
               (incorporated by reference to Exhibit 10.5(b) of the Registrant's
               Registration Statement on Form S-1 -- Regis. No. 333-38476).

  EXHIBIT
   NUMBER              DESCRIPTION
   ------              -----------


    10.3  --   TeleCore, Inc. 1999 Stock Option/Stock Issuance Plan
               (incorporated by reference to Exhibit 10.5(c) of the Registrant's
               Registration Statement on Form S-1 -- Regis. No. 333-38476).

    23.1  --   Consent of Arthur Andersen LLP

    23.2  --   Consent of Ernst & Young LLP

    23.3  --   Consent of KPMG LLP

    23.4  --   Consent of Felsing, Rankin & Co., P.A.

    23.5  --   Consent of D.R. Maxfield & Company

    23.6  --   Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

    24.1 -- Powers of Attorney (included as part of the signature page hereto).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Fort Lauderdale, State of Florida, on the 23rd day of August, 2000.

                                    VIASOURCE COMMUNICATIONS, INC.

                                    By: /s/  CRAIG A. RUSSEY
                                       --------------------------------------
                                       Craig A. Russey
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig A. Russey and Douglas J. Betlach his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

                SIGNATURE                                    TITLE                          DATE
                 ---------                                    -----                          ----

         /s/ CRAIG A. RUSSEY                    President and Director (Principal      August 23, 2000
------------------------------------                    Executive Officer)
             Craig A. Russey


         /s/ WILLIAM W. SPRAGUE               Chairman of the Board of Directors       August 23, 2000
------------------------------------
             William W. Sprague

       /s/ DOUGLAS J. BETLACH                    Executive Vice President, Chief       August 23, 2000
------------------------------------             Financial Officer, Treasurer and
          Douglas J. Betlach                               Secretary


      /s/ V. MICHAEL FITZGERALD                              Director                  August 23, 2000
------------------------------------
         V. Michael Fitzgerald


     /s/ BRUCE A. NASSAU, PH.D.                              Director                  August 23, 2000
------------------------------------
         Bruce A. Nassau, Ph.D.


                SIGNATURE                                    TITLE                          DATE
                 ---------                                    -----                          ----



       /s/ ROY D. TARTAGLIA                                  Director                  August 23, 2000
------------------------------------
           Roy D. Tartaglia

       /s/ LAWRENCE J. TOOLE                                 Director                  August 23, 2000
------------------------------------
           Lawrence J. Toole

        /s/ RANDALL R. LUNN                                  Director                  August 23, 2000
------------------------------------
            Randall R. Lunn


                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

 3.1       --  Amended and Restated Certificate of Incorporation of the
               Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 -- Regis. No. 333-38476).

 3.2       --   By-Laws of the Registrant (incorporated by reference to Exhibit
                3.2 of the Registrant's Registration Statement on Form S-1 --
                Regis. No. 333-38476).

 4.1       --   Form of certificate of Common Stock of the Registrant
                (incorporated by reference to Exhibit 4.1 of the Registrant's
                Registration Statement on Form S-1 -- Regis. No. 333-38476).

 5.1       --   Opinion of Akerman, Senterfitt & Eidson, P.A.

10.1       --   Viasource Communications, Inc. 1999 Stock Incentive Plan
                (incorporated by reference to Exhibit 10.5(a) of the Registrant's Registration Statement on Form S-1 -- Regis. No.
                333-38476).

10.2       --   Viasource Communications, Inc. 2000 Stock Option Plan
                (incorporated by reference to Exhibit 10.5(b) of the Registrant's Registration Statement on Form S-1 -- Regis. No.
                333-38476).

10.3       --   TeleCore, Inc. 1999 Stock Option/Stock Issuance Plan
                (incorporated by reference to Exhibit 10.5(c) of the Registrant's Registration Statement on Form S-1 -- Regis. No.
                333-38476).

23.1       --   Consent of Arthur Andersen LLP

23.2       --   Consent of Ernst & Young LLP

23.3       --   Consent of KPMG LLP

23.4       --   Consent of Felsing, Rankin & Co., P.A.

23.5       --   Consent of D.R. Maxfield & Company

23.6       --   Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

24.1       --   Powers of Attorney (included as part of the signature page hereto).